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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of LDDS Communications, Inc. on Form S-4 of our report on the consolidated financial statements of TRT Communications, Inc. dated March 8, 1993, appearing in the Current Report on Form 8-K of IDB Communications Group, Inc. filed with the Commission on April 29, 1993, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Washington, D.C.

November 23, 1994